                                                                  Exhibit 23.3




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 3 to Form S-4 (Registration No. 333-74798) of ConocoPhillips of our report dated March 9, 2001 relating to the consolidated financial statements of Tosco Corporation, which appears in the Current Report on Form 8-K/A of Phillips Petroleum Company, dated October 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona
February 7, 2002